Rider 2
BLACKROCK FUNDSSM
(A Massachusetts Business Trust)
CERTIFICATION OF CLASSIFICATION OF SHARES
      The undersigned, Assistant Secretary of the BlackRock
FundsSM (the "Trust"), does hereby certify that at a meeting of the Board of Trustees duly held on May 24, 2012, the following resolutions were approved by the Trustees of the Trust and that said resolutions continue in full force and effect as of the date hereof:
      RESOLVED, that the Trustees of BlackRock FundsSM
(the "Trust") have determined that it is advisable to repurpose BlackRock Mid-Cap Value Equity
Portfolio (the "Fund") to enable the Fund to utilize a flexible, unconstrained strategy allowing it to invest across market capitalizations, styles and sectors;
      FURTHER RESOLVED, that in connection with the proposed repurposing, the change in the Fund's investment objective from long-term capital appreciation to long-term total return and the change in the name of the Fund to "BlackRock
Flexible Equity Fund" be, and they hereby are, approved;
      FURTHER RESOLVED, that the proper officers of the Trust be, and they hereby are, authorized to take all such action as they deem appropriate in connection with the formation of a subsidiary of the Fund in the Cayman Islands to hold certain commodity investments of the Fund;
      FURTHER RESOLVED, that the designation of the Fund under the Trust's Certificate of Classification of Shares as "DD" will remain the same following the name change;
      FURTHER RESOLVED, that the officers of the Trust be and they hereby are, authorized to take all actions necessary to amend the Trust's Certificate of Classification of Shares to the extent necessary to reference the Fund's name change; and
      FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to take all actions necessary to prepare, or cause to be prepared, and file, or cause to be filed, for record, any and all such documents as may be deemed necessary in connection with changing the name of the Fund as described above.
                       Witness my hand and seal this 31st day of July, 2012.


                        /s/ Ben Archibald
                            Ben Archibald
                             Assistant Secretary